Exhibit 99.3
One Horizon Group to Host Virtual Road Show -- Conference Call and Webcast on February 26, 2014 at 12:00 Noon EST

BAAR, SWITZERLAND -- (Marketwired) -- 02/19/14 -- One Horizon Group, Inc. (OTCQB: OHGI) ("One Horizon" or the "Company"), which develops and licenses the world's most bandwidth efficient mobile voice over Internet Protocol ("VoIP") platform for smart phones, today announced that it will host a conference call and webcast at 12:00 pm ET on Wednesday, February 26, 2014 to provide investors with an overview of One Horizon's growth strategies.

One Horizon Group develops and licenses the world's most bandwidth efficient mobile voice platform for smartphones. One Horizon enables carriers the ability to monetize valuable and cost efficient VoIP technology on their own network thus avoiding Over the Top ("OTT") applications which provide little to no returns to telecom operators in return.

The Company's Founder and CTO Brian Collins will host the call.

Date: Wednesday, February 26, 2014
Time: 12:00 pm ET
US Dial-in: 877-407-0784
International Dial-in: 201-689-8560
Conference ID: 13576506
Webcast: http://public.viavid.com/index.php?id=107996

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Slides accompanying the presentation will be available via the live webcast as well the Company's website at www.onehorizongroup.com.

A playback of the call will be available until 11:59 p.m. ET on March 11, 2014. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 13576506.

About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex GmbH, Baar, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (VoIP) platforms for smartphones, and also offers a range of other optimized data applications including messaging and mobile advertising. Horizon Globex GmbH is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Switzerland, the United Kingdom, China, India, Singapore, Hong Kong and Ireland. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

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Contact:

MZ North America
John Mattio
SVP
Tel: +1-212-301-7130
Email: Email Contact
www.mzgroup.us

February 19, 2014 11:08:19 EST